Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation in the Amendment No. 1 to Registration Statement on Form S-4 of our report dated June 15, 2017, relating to our audit of the financial statements, which appears in the Annual Report of The Scottdale Bank and Trust Company for the year ended December 31, 2016.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Amendment No. 1 to Registration Statement.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

June 19, 2018